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                                                                    Exhibit 23.2



                      CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form S-1 of our reports dated March 12, 1996, November 10, 1995, February 2, 1996, January 19, 1996, January 29, 1996,
February 20, 1996, February 22, 1996, January 19, 1996, February 16, 1996,
December 8, 1995 and February 7, 1996, relating to the financial statements of West Coast Entertainment Corporation, Videosmith Incorporated, New Age Entertainment, Inc., HB Associates, Inc., Best Entertainment Inc., Video Innovators, Inc., Showtime Video, Inc., Video Giant Inc., Anthony Cocca's Videoland, Inc., Vidko Inc. and Kobie Co. Movie Outlet, respectively, all of which appear in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial Data".


/s/ Price Waterhouse LLP
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PRICE WATERHOUSE LLP

Boston, Massachusetts
July 19, 1996